LIMITED POWER OF ATTORNEY
     The undersigned hereby appoints each of Kevin L.
Lilly, Spencer Conard, Brian Webb and Lydia Myrick,
signing singly, as attorney-in-fact to act for the
undersigned and in the name of the undersigned solely
to do all or any of the following:
     1.  To execute and file with the Securities and
Exchange Commission all statements regarding the
undersigned's beneficial ownership of securities of
SPX Corporation filed pursuant to Section 16(a) of the
Securities Exchange Act of 1934;
     2.  To execute all necessary instruments to carry
out and perform any of the powers stated above, and to
do any other acts requisite to carrying out such
powers.
     None of Kevin L. Lilly, Spencer Conard, Brian
Webb or Lydia Myrick shall incur any liability to the
undersigned for acting or refraining from acting under
this power, except for such attorney's own willful
misconduct or gross negligence.  The undersigned
acknowledges that the foregoing attorneys-in-fact, in
serving in such capacity at the request of the
undersigned, are not assuming, nor is SPX Corporation
assuming, any of the undersigned's responsibilities to
comply with Section 16 of the Securities Exchange Act
of 1934.
     Any reproduced copy of this signed original shall
be deemed to be an original counterpart of this Power
of Attorney.
     This Power of Attorney is governed by Delaware
law.
     This Power of Attorney shall remain in full force
and effect until the undersigned is no longer required
to file statements pursuant to Section 16(a) of the
Securities Exchange Act of 1934 with respect to the
undersigned's beneficial ownership of securities of
SPX Corporation, unless earlier revoked.  This Power
of Attorney shall terminate with respect to the
attorney-in-fact upon receipt by Kevin L. Lilly,
Spencer Conard, Brian Webb or Lydia Myrick, as the
case may be, from the undersigned of a written notice
of revocation of this Power of Attorney.  The
undersigned shall have the right to revoke this Power
of Attorney at any time.
     IN WITNESS WHEREOF, the undersigned has executed
this Power of Attorney this 5th day of March, 2014.
          By:  /s/ Patrick D. Campbell
                   Patrick D. Campbell